UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest reported event): February 1, 2006

GEOPHARMA, INC.

(Exact name of registrant as specified in charter)

Florida	001-16185	59-2600232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6950 Bryan Dairy Road, Largo, Florida	33777
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 544-8866

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into Material Agreement

On January 30, 2004, the Company entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. (the “Laurus”), under which the Company issued and sold to Laurus in a private placement, among other securities, a $5,000,000 principal amount 6% Secured Convertible Term Note due January 29, 2007 (the “Term Note”). On February 1, 2006, the Company and Laurus entered into an agreement and conversion pursuant to which Laurus received an aggregate of 530,469 shares of the Company’s common stock in full satisfaction of all principal, interest, prepayments and all other costs and expenses due to Laurus in connection with the debt extinguishment, which aggregated $2,424,000 as of February 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOPHARMA, INC.

Date: February 6, 2006	/s/ Mihir K. Taneja
Mihir K. Taneja, Chief Executive Officer

/s/ Carol Dore-Falcone
Carol Dore-Falcone, Vice President and Chief Financial Officer

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